SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RECON TECHNOLOGY, LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Room 1401 Yong Feng Mansion

123 Jiqing Road

Nanjing, People’s Republic of China 210006

025-52313015

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.0185 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-152964

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-152964 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2008 and as amended on November 12, 2008, March 18, 2009, April 22, 2009, June 10, 2009 and July 15, 2009. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Association of the Registrant(1)

3.2	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Stock Certificate of the Registrant(3)

(1)    Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated April 22, 2009 on Form S-1 (333-152964)

(2)    Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement dated April 22, 2009 on Form S-1 (333-152964)

(3)    Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated July 15, 2009 on Form S-1 (333-152964)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Recon Technology, Ltd

By:	/s/ Yin Shenping
Yin Shenping
Chief Executive Officer

Dated: July 15, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Association of the Registrant(1)

3.2	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Stock Certificate of the Registrant(3)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated April 22, 2009 on Form S-1 (333-152964)
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement dated April 22, 2009 on Form S-1 (333-152964)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated July 15, 2009 on Form S-1 (333-152964)